    As filed with the Securities and Exchange Commission on June 18, 1997
      Registration Nos. 33-45172, 33-60224, 33-77580, 33-90738, 33-93794
                                and 333-06543

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENTS

                                      Under
                           The Securities Act of 1933

                          ----------------------------

                        IDEC PHARMACEUTICALS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     33-0112644
 (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                              11011 TORREYANA ROAD
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                          ----------------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                             1988 STOCK OPTION PLAN
                  1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                   AMENDED AND RESTATED 1988 STOCK OPTION PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                           SPECIAL STOCK ISSUANCE PLAN
                           (Full titles of the Plans)

                          ----------------------------

                           WILLIAM H. RASTETTER, PH.D.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IDEC PHARMACEUTICALS CORPORATION
                    11011 TORREYANA ROAD, SAN DIEGO, CA 92121
                     (Name and address of agent for service)
                                 (619) 550-8500
          (Telephone number, including area code, of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed
                                                          Maximum
                                        Amount to be   Offering Price   Aggregate Offering     Amount of
Title of Securities to be Registered     Registered      per Share             Price         Registration Fee
==============================================================================================================
See below.*                                 N/A*            N/A*                N/A*               N/A*

==============================================================================================================

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements Nos. 33-45172, 33-60224, 33-77580, 33-90738, 33-93794 and 333-06543. Therefore, no further registration fee is required.

                        IDEC PHARMACEUTICALS CORPORATION

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                       REGISTRATION STATEMENTS ON FORM S-8

                                EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-45172, 33-60224, 33-77580, 33-90738, 33-93794 and 333-06543) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "1933 Act") by IDEC Pharmaceuticals Corporation, a Delaware corporation ("IDEC Delaware" or the "Registrant"), which is the successor to IDEC Pharmaceuticals Corporation, a California corporation ("IDEC California"), following a statutory merger effective on June 2, 1997 (the "Merger") for the purpose of changing IDEC California's state of incorporation to the State of Delaware. Prior to the Merger, IDEC Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, IDEC Delaware succeeded by operation of law to all of the assets and liabilities of IDEC California. The Merger was approved by the shareholders of IDEC California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Except as modified by this Amendment, IDEC Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the 1933 Act and the Exchange Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference into this Amendment to the Registration Statements the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on March 31, 1997 pursuant to Section 13 of the Exchange Act;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the SEC on May 15, 1997 pursuant to Section 13 of the Exchange Act; and

        (c) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-B filed with the SEC on June 2, 1997, pursuant to Section 12(g) of the Exchange Act.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Amendment to the Registration Statements and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Amendment to the Registration Statements and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amendment to the Registration Statements to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.


Item 4. Description of Securities

        Not Applicable.


Item 5. Interests of Named Experts and Counsel

        Not Applicable.


Item 6. Indemnification of Directors and Officers

        The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

        The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.


Item 7. Exemption from Registration Claimed

        Not Applicable.


Item 8. Exhibits

        The following additional exhibits are filed herewith.

        Exhibit
        Number     Exhibit
        ------     -------
    4.1           Amended and Restated Certificate of Incorporation of the Registrant.  Incorporated by
                  reference to Exhibit 3.1 filed with Registrant's Registration Statement on Form 8-B filed with the SEC on June 2, 1997.
    4.2           Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 filed with Registrant's
                  Registration Statement on Form 8-B filed with the SEC on June 2, 1997.


Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan, 1988 Stock Option Plan, 1993 Non-Employee Directors Stock Option Plan, Amended and Restated 1988 Stock Option Plan, 1995 Employee Stock Purchase Plan and/or Special Stock Issuance Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 18th day of June, 1997.

                            IDEC PHARMACEUTICALS CORPORATION



                            By:   /s/ WILLIAM H. RASTETTER
                                  ----------------------------------------------
                                  William H. Rastetter, Ph.D.
                                  Chairman, President, Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of IDEC Pharmaceuticals Corporation, a Delaware corporation, do hereby constitute and appoint William H. Rastetter, Ph.D. and Phillip M. Schneider and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                       Date
---------                              -----                                       ----

 /s/ WILLIAM H. RASTETTER              Chairman, President and Chief Executive     June 18, 1997
--------------------------------
William H. Rastetter,  Ph.D.           Officer (Principal Executive Officer)



/s/ PHILLIP M. SCHNEIDER              Vice President and Chief Financial           June 18, 1997
--------------------------------
Phillip M. Schneider                  Officer (Principal Financial and
                                      Accounting Officer)


 /s/ CHARLES C. EDWARDS                Director                                    June 18, 1997
--------------------------------
Charles C. Edwards, M.D.


 /s/ ALAN B. GLASSBERG                 Director                               June 18, 1997
--------------------------------
Alan B. Glassberg, M.D.


                                       Director                               June __, 1997
--------------------------------
John Groom


                                       Director                               June __, 1997
--------------------------------
Kazuhiro Hashimoto


 /s/ FRANKLIN P. JOHNSON, JR.          Director                               June 18, 1997
--------------------------------
Franklin P. Johnson, Jr.


 /s/ LYNN SCHENK                       Director                               June 18, 1997
--------------------------------
Lynn Schenk


 /s/ WILLIAM D. YOUNG                  Director                               June 18, 1997
--------------------------------
William D. Young

                                  EXHIBIT INDEX


       Exhibit
       Number     Exhibit
       ------     -------

       4.1        Amended and Restated Certificate of Incorporation of the
                  Registrant. Incorporated by reference to Exhibit 3.1 filed with Registrant's Registration Statement on Form 8-B filed with the SEC on June 2, 1997.

       4.2        Bylaws of the Registrant. Incorporated by reference to Exhibit
                  3.2 filed with Registrant's Registration Statement on Form 8-B filed with the SEC on June 2, 1997.